United States

Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2021

Alerus Financial Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39036	45-0375407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Demers Avenue

Grand Forks, North Dakota 58201

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (701) 795-3200

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	ALRS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 8, 2021, Alerus Financial Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MPB BHC, Inc., an Arizona corporation (“MPB”), pursuant to which MPB will merge into the Company, with the Company as the surviving corporation (the “Merger”). Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, MPB shareholders will have the right to receive 0.74 (the “Exchange Ratio”) shares of common stock of the Company for each share of common stock of MPB. The Exchange Ratio is subject to potential downward adjustment, as described in the Merger Agreement. Based upon the Company’s closing share price of $31.43 on December 7, 2021, the implied per share purchase price is $23.26, with an aggregate transaction value of approximately $85.3 million, including $4.3 million in consideration for option holders. Holders of options to purchase shares of MPB common stock which are outstanding and unexercised immediately prior to the closing will be canceled in exchange for right to receive cash based on the Exchange Ratio, as described in the Merger Agreement.

It is anticipated that Metro Phoenix Bank, MPB’s wholly-owned bank subsidiary (“Metro Bank”), will be merged with and into the Company’s bank subsidiary, Alerus Financial, National Association (“Alerus Financial”), at a date following the completion of the Merger. At the time of the bank merger, Metro Bank’s banking offices will become branches of Alerus Financial. As of September 30, 2021, Metro Bank had total assets of approximately $411.0 million, total loans of $283.0 million and total deposits of $366.0 million.

The Merger Agreement contains customary representations and warranties of both parties and customary conditions to the parties’ obligations to close the transaction, as well as agreements to cooperate in the process of consummating the transaction. The Merger Agreement also contains provisions limiting the activities of MPB and Metro Bank which are outside the ordinary course of business, including restrictions on employee compensation, certain acquisitions and dispositions of assets and liabilities, and solicitations relating to alternative acquisition proposals, pending the completion of the Merger. The Merger Agreement provides certain termination rights for both the Company and MPB and further provides that a termination fee of $3.5 million will be payable by MPB to the Company upon termination of the Merger Agreement under certain circumstances.

The parties expect the Merger to be completed in the first quarter of 2022, subject to the satisfaction of customary closing conditions in the Merger Agreement and the approval of the appropriate regulatory authorities and of the shareholders of MPB. Certain of the directors and officers of MPB have executed a voting and support agreement in which they have agreed to vote their shares of MPB common stock in favor of approval of the Merger Agreement and the Merger.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will not survive the consummation of the Merger, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or MPB, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, MPB, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a proxy statement of MPB and a prospectus of the Company, as well as in the Forms 10-K, Forms 10-Q and other documents that the Company files with or furnishes to the Securities and Exchange Commission (“SEC”).

Item 7.01	Regulation FD Disclosure.

On December 8, 2021, the Company and MPB issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this report as Exhibit 99.1, which is incorporated herein by reference.

The Company has posted on its investor website at investors.alerus.com under the “News and Events” link an investor presentation relating to the Merger. A copy of the investor presentation is attached to this report as Exhibit 99.2, which is incorporated herein by reference. The Company is not undertaking any obligation to update this investor presentation.

The information furnished pursuant to this Item and the related exhibits shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Special Note Concerning Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company and certain plans, expectations, goals projections and benefits relating to the proposed merger between the Company and MPB, all of which are subject to numerous assumptions, risks and uncertainties. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Examples of forward-looking statements include, among others, statements we make regarding our projected growth, anticipated future financial performance, financial condition, credit quality, management’s long-term performance goals and the future plans and prospects of the Company, MPB and the combined company.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors disclosed in reports filed by the Company with the SEC, risks and uncertainties for the Company, MPB and the combined company that may cause actual results or outcomes to differ materially from those anticipated include, but are not limited to: (1) the possibility that any of the anticipated benefits of the proposed Merger will not be realized or will not be realized within the expected time period; (2) the risk that integration of MPB’s operations with those of the Company will be materially delayed or will be more costly or difficult than expected; (3) the parties’ inability to meet expectations regarding the timing of the proposed Merger; (4) changes to tax legislation and their potential effects on the accounting for the Merger; (5) the inability to complete the proposed Merger due to the failure of MPB’s shareholders to adopt the Merger Agreement; (6) the failure to satisfy other conditions to completion of the proposed Merger, including receipt of required regulatory and other approvals; (7) the failure of the proposed Merger to close for any other reason; (8) diversion of management’s attention from ongoing business operations and opportunities due to the proposed Merger; (9) the challenges of integrating and retaining key employees; (10) the effect of the announcement of the proposed Merger on the Company’s, MPB’s or the combined company’s respective customer and employee relationships and operating results; (11) the possibility that the proposed Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (12) the dilution caused by the Company’s issuance of additional shares of common stock in connection with the Merger; and (13) the continuing COVID-19 pandemic and its impact on the global economy and financial market conditions and the business, results of operations and financial condition of the Company, MPB and the combined company. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Any forward-looking statement included in this report is based only on information currently available to management and speaks only as of the date on which it is made. Neither the Company nor MPB undertakes any obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Additional Information

The Company will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of MPB that also constitutes a prospectus of the Company, which will be sent to the shareholders of MPB. MPB’s shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about the Company, MPB and the proposed transaction. When filed, this document and other documents relating to the Merger filed by the Company and MPB can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing the Company’s website at www.alerus.com under the link “Investors Relations” and then under “SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from the Company upon written request to Alerus Financial Corporation, Corporate Secretary, 401 Demers Avenue, Grand Forks, North Dakota 58201 or by calling (701) 795-3200.

Participants in This Transaction

The Company, MPB and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information about the Company’s participants may be found in the definitive proxy statement of the Company relating to its 2021 Annual Meeting of Shareholders filed with the SEC on April 1, 2021. This definitive proxy statement can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

2.1	Agreement and Plan of Merger by and between Alerus Financial Corporation and MPB BHC, Inc., dated December 8, 2021*

99.1	Press Release, dated December 8, 2021

99.2	Investor Presentation, dated December 8, 2021

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* The Company has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SignatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2021	Alerus Financial Corporation

	By:	/s/ Randy L. Newman
	Name:	Randy L. Newman
	Title:	Chairman, Chief Executive Officer and President